Exhibit 10.1

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of September 21, 2026, by and between The Elmet Group Co., a Delaware corporation, having an address at 280 Fore Street, Suite 301, Portland, Maine 04101 (the “Company”), and Blue Moon Metals Inc., a company existing under the laws of British Columbia (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to acquire from the Company, a warrant to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions set forth herein, as consideration for the Purchaser’s substantially contemporaneous entry into, and agreement to perform its obligations under, a binding letter agreement with the Company (the “Letter Agreement”) providing for certain transactions contemplated thereby, including the Purchaser’s investment in the Company as contemplated thereby (collectively, the “Purchaser Consideration”), it being understood and agreed that no separate cash purchase price or other consideration shall be payable by the Purchaser to the Company solely for the issuance and sale of the warrant (the “Offering”);

WHEREAS, the Company and the Purchaser are each executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1. Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, and unless the context requires a different meaning, the following terms shall have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), review, inquiry, hearing, proceeding or investigation, an opposition, revocation, reexamination, interference or similar proceeding by any Person or by or before any Governmental Authority.

“Affiliate” is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” means the closing of the issuance and sale of the Warrant pursuant to Section 2.1.

“Closing Date” means the day on which this Agreement and the Warrant have been executed and delivered.

“Contract” means any contract, agreement, binding arrangement, commitment or understanding, bond, note, indenture, mortgage, debt instrument, license (or any other contract, agreement or binding arrangement concerning Intellectual Property), franchise, lease or other instrument or obligation of any kind, written or oral (including any amendments or other modifications thereto).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” means any foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body or any securities exchange, in each case whether domestic or foreign.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: (a) Patents; (b) trademarks; (c) copyrights; (d) trade secrets and other confidential or proprietary business information, including concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, drawings, methods, know-how, data, formulas, compositions, and methods, technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection); (e) all domain name and domain name registrations, web sites and web pages and related rights, registrations, items and documentation related thereto; (f) software; (g) rights of publicity and privacy, and moral rights, and (h) all licenses, sublicenses, permissions, and other agreements related to the preceding property.

“Knowledge” means: (i) with respect to the Company, the knowledge of a particular matter by an officer of the Company (“Officer”) in each case after due inquiry under the circumstances; (ii) with respect to each Officer, the knowledge of a particular matter by such Officer, in each case after due inquiry under the circumstances; and (iii) with respect to the Purchaser, the actual present knowledge of a particular matter by any of the directors or executive officers of the Purchaser, as applicable, without any duty of inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Permit or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any Law, Action, Order or Contract.

“Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Material Adverse Effect” means, with respect to either the Purchaser or the Company, as applicable, any event, fact, condition, change, circumstance, occurrence or effect, which, either individually or in the aggregate with all other events, facts, conditions, changes, circumstances, occurrences or effects, (a) that has a material adverse effect on the business, properties, assets, Liabilities, condition (financial or otherwise), operations, licenses or other franchises or results of operations of business, or materially diminish the value of the business or its assets or materially increase the liabilities or (b) that materially impairs or delays the ability of the Company or the Purchaser, as applicable, to perform its respective obligations under this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby and thereby; provided, however, that a Material Adverse Effect will not include any adverse effect or change resulting from any change, circumstance or effect relating to (i) the economy in general, (ii) securities markets, regulatory or political conditions in the United States (including terrorism or the escalation of any war, whether declared or undeclared or other hostilities), (iii) changes in applicable Laws or GAAP or the application or interpretation thereof, (iv) the industry in which the Company’s or the Company’s business operates and not specifically relating to the business or (v) a natural disaster (provided, that in the cases of clauses (i) through (v), the Company’s or the Purchaser’s business, as applicable, is not disproportionately affected by such event as compared to other similar companies and businesses in similar industries and geographic regions as the Company’s or the Purchaser’s business, as applicable).

“Nasdaq” means The Nasdaq Stock Market.

“Order” means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Patents” means all patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permit” means any federal, state, local, foreign or other third-party permit, grant, easement, consent, approval, authorization, exemption, license, franchise, concession, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, product registration, rating, registration or qualification that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or other Person.

“Permitted Exceptions” means bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

“Person” shall include any individual, trust, firm, corporation, limited liability company, partnership, Governmental Authority or other entity or association, whether acting in an individual, fiduciary or any other capacity.

“Representatives” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Warrants and the Warrant Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Tax” means any applicable federal, state, local or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, natural resources, customs duties, capital stock, franchise, profits, withholding, social security (or similar), payroll, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises from the application of Treasury Regulation 1.1502-6, as a transferee or successor-in-interest, by contract or otherwise, and any Liability assumed or arising as a result of being, having been, or ceasing to be a member of any affiliated group (as defined in Section 1504(a) of the U.S. Internal Revenue Service Code) (or being included or required to be included in any tax return relating thereto) or as a result of any Tax indemnity, Tax sharing, Tax allocation or similar Contract.

“Third Party” shall mean any Person that is not a party to this Agreement or an Affiliate of a party to this Agreement.

“Transaction Documents” mean this Agreement, the Warrant and all schedules, exhibits and appendices attached to hereto and thereto.

“Warrant” means, collectively, the warrant to purchase shares of Common Stock delivered to the Purchaser at the Closing in accordance with Section 2.2 hereof, which Warrant shall be exercisable six (6) months following the Closing Date and have a term of exercise equal to three (3) years, in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II
ISSUANCE aND SALE

2.1. Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to accept and acquire from the Company, a Warrant to purchase up to 1,166,970 shares of Common Stock at an exercise price of $21.423 per Warrant Share. The Warrant is being issued and sold to the Purchaser in exchange for the Purchaser Consideration. The Company shall deliver to the Purchaser the Warrant, as determined pursuant to Section 2.2(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 3, the Closing shall take place remotely by electronic transfer of the Closing documentation.

2.2. Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a Warrant registered in the name of the Purchaser to purchase up to 1,166,970 shares of Common Stock, with an exercise price equal to $21.423 per Warrant Share, subject to adjustment as provided therein;

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser.

ARTICLE III
CLosing conditions

3.1. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser shall be true and correct in all material respects as of each date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date;

(b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions; and

(c) Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing.

3.2. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions;

(c) No Material Adverse Effect. There shall not have occurred prior to the Closing any event or transaction reasonably likely to have a Material Adverse Effect.

(d) Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other Governmental Authority with respect to public trading in the Common Stock. The Common Stock shall be listed on the Nasdaq Capital Market and shall not have been suspended by the SEC or Nasdaq from trading thereon nor shall suspension by the SEC or Nasdaq have been threatened in writing by the SEC or Nasdaq, and, if required by applicable Nasdaq rules, the Company shall have filed with Nasdaq a “Notification Form: Listing of Additional Shares” for the listing of the Warrant Shares and Nasdaq shall have raised no objection to such notice or the transactions contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

4.1. Organization. The Company is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own, use and operate its assets and to conduct its business as and where it is being conducted.

4.2. Authorization. The Company has full power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Board of Directors’ action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith (including to effect the issuance of the Warrant). This Agreement and the Warrant have been duly executed and delivered by the Company. This Agreement constitutes, and upon the execution and delivery thereof by the Company the Warrant will constitute, a legal, valid and binding obligation of the Company, as applicable, enforceable against the Company, in accordance with their terms, except as the enforceability thereof may be limited by the Permitted Exceptions.

4.3. Issuance of the Securities. The Securities to be issued to the Purchaser pursuant to the Transaction Documents have been duly authorized. Upon exercise of the Warrant in accordance with its terms and receipt of the Exercise Price contemplated therein, the Warrant Shares will be issued and delivered in accordance with the terms of the Transaction Documents, and will be validly issued, fully paid and non-assessable, and free and clear of any Taxes imposed in connection with such issuance. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with, and without the need for registration or qualification under, all applicable federal and state securities laws.

4.4. Compliance with Laws. The Company is in compliance, and has complied, in all material respects with all Laws and Orders in respect of the ownership, operation, use or possession of its assets and/or the conduct of its business. None of the ownership, operation, use or possession of its assets or the conduct of the Company’s business conflicts with the rights of any other Person or violates, or with or without the giving of notice or passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any Lien, Contract or any Law or Order to which the Company is a party or by which any of its assets or the Company’s business may be bound or affected. The Company has not received any written notice, order, complaint or other written communication from any Governmental Authority that the Company is not in compliance in all material respects with any such Laws and Orders with respect to the assets and/or the conduct of the Company’s business.

4.5. No Conflict. The execution, delivery and performance of this Agreement and the Warrant by the Company, the issuance of the Securities and the consummation of the other transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or the Bylaws of the Company, each as amended to date, (ii) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its subsidiaries or their respective properties or assets, or (iii) result in a violation of any Law or Order to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, in case of (ii) above, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

4.6. Consents. No consent, approval, authorization, filing with or order of or registration with, any court, governmental agency or body, and/or the stockholders of the Company is required in connection with the transactions contemplated herein, except such as have been or will be obtained or made under the Securities Act, and such as may be required under the securities, or blue sky, laws of any state or foreign jurisdiction in connection with the offer and sale of the Securities by the Company in the manner contemplated herein.

4.7. SEC Filings. The Company has timely filed all forms, statements, certifications, schedules, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement or for such shorter period of time as it has been required to make such filings with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act , and, as of the time they were filed , none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.8. Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “ELMT.” The Company is in compliance with all listing requirements of Nasdaq applicable to the Company. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

4.9. Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

5.1. Organization; Authority. The Purchaser, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, and upon the execution and delivery thereof by the Purchaser, a legal, valid and binding obligation, as applicable, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by the Permitted Exceptions.

5.2. No Conflict. Neither the execution, delivery and performance of the Transaction Documents by the Purchaser, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with any (a) provision of the governing documents of the Purchaser, (b) Law or Order to which the Purchaser is bound or subject, or (c) Contract or Permit to which the Purchaser is a party or by which Party or the Purchaser may be bound or affected, in each of case of (i) through (iii) above, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.3. Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of the Transaction Documents, the issuance of the Securities and the consummation of the other transactions contemplated hereby and thereby have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.4. No Registration of the Securities. The Purchaser acknowledges that it is aware that (i) the Securities, are restricted securities and have not been registered under the Securities Act and that the Securities cannot be and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Securities have not been registered or qualified under any applicable state law regulating securities and therefore the Securities cannot and will not be sold unless it is subsequently registered or qualified under any such act or an exemption therefrom is available, (iii) except as otherwise set of forth in this Agreement, neither the Company, nor any Representative of the Company has made any representation or warranty whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act is, or will become, available, and (iv) therefore, the Purchaser must agree to bear the economic risk of investment for an indefinite period of time. The Purchaser acknowledges and agrees that the Securities shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Article VI hereof, prohibiting the offer, sale, pledge or transfer of the Securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (iii) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.

5.5. Sophistication; Economic Risk. The Purchaser represents and warrants that as of the date hereof it is, and on each date on which it exercises the Warrant, it will be, (i) is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act, and (ii) has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Purchaser further represents and warrants that (w) it is capable of evaluating the merits and risk of an investment in the Company and has so evaluated the merits and risks of such investment, (x) that it has not been organized for the purpose of acquiring the Securities, (y) it is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment and (z) that it is being represented in this transaction by an attorney who is fully familiar with the securities laws affecting this transaction.

5.6. Intent. The Purchaser is acquiring the Securities solely for investment purposes, for the Purchaser’s own account, and not with a view towards the distribution or dissemination thereof in violation of the Securities Act. The Purchaser has no present arrangement to sell the Securities to or through any person or entity. The Purchaser understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.

5.7. Independent Investigation. The Purchaser, in making the decision to acquire the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement and the exhibits and schedules attached hereto. The Purchaser is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as the Purchaser has requested. Neither such inquiries nor any other due diligence investigation conducted by the Company shall modify, limit or otherwise affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.8. General Solicitation. The Purchaser is not, to the Purchaser’s Knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Knowledge of the Purchaser, any other general solicitation or general advertisement.

5.9. Reliance on Advisors. Except for any statements or representations of the Company made in this Agreement, the Purchaser is relying solely on its counsel and advisors and not on any statements or representations of the Company or any of its Representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

5.10. Reliance on Representations and Warranties. The Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance on exemptions contained in specific provisions of United States federal securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the applicability of the exemptions contained in such provisions.

ARTICLE VI
Legends, etc.

6.1. Legend. Each of the Securities shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Upon request of the Purchaser, upon the earliest of (i) the registration of the Securities for resale under an effective registration statement under the Securities Act, (ii) the resale of the Securities pursuant to Rule 144, as set forth in customary documentation delivered by the Purchaser to the Company, (iii) the Securities becoming eligible for resale under Rule 144(b)(1) (or any successor provision) without limitation, as set forth in a customary non-Affiliate certificate delivered by the Purchaser to the Company, provided that a period of one year has passed from the Closing Date, and (iv) the receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act, the Company shall promptly cause the legend to be removed from any of the Securities; provided, that if the Purchaser is an Affiliate (as determined in good faith by the Purchaser) and relying upon (iv) above, such legend will only be removed upon a sale by such Purchaser. Any Securities subject to legend removal under this Section 6.1 shall, at the request of the Purchaser, be transmitted to the Purchaser by crediting the account of the Purchaser’s prime broker. The Purchaser acknowledge that the Securities have not been registered under the Securities Act or under any state securities laws and agree that they will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

6.2. The Purchaser’s Compliance. Nothing in this ARTICLE VI shall affect in any way the Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

ARTICLE VII
OTHER AGREEMENTS

7.1. Further Assurances. In the event that at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other parties reasonably may request, at the sole cost and expense of the requesting party(ies) (unless otherwise specified herein or unless such requesting party(ies) is entitled to indemnification therefor under ARTICLE VIII in which case, the costs and expense will be borne by the parties as set forth in ARTICLE VIII).

7.2. Confidentiality. The Purchaser shall, and shall cause their respective Affiliates to: (a) treat and hold in strict confidence any confidential or proprietary information relating to the information obtained from the Purchaser’s due diligence on the Company (“Confidential Information”), and will not use for any purpose (other than for the Purchaser’s own benefit in connection with the transactions contemplated by this Agreement and the other Transaction Documents), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any Third Party (other than its and its Affiliates’ Representatives, and any public relations firms that have been engaged by the Purchaser or their Affiliates and that are subject to an obligation to keep such information confidential (“PR Firms”)) any of the Confidential Information without the Company’s prior written consent; (b) in the event that any of them becomes legally compelled to disclose any Confidential Information, to provide the Company, to the extent permitted by applicable Law, with prompt written notice of such requirement so that the Company or an Affiliate thereof may seek a protective order or other remedy or waive compliance with this Section 7.2; (c) in the event that such protective order or other remedy is not obtained, or the Company waives compliance with this Section 7.2, to furnish only that portion of such Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise their commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information; (d) to the extent permitted by applicable Law, at the written request of the Company, to promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Company any and all copies (in whatever form or medium) of all such Confidential Information and to destroy any and all additional copies of such Confidential Information and any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that Confidential Information shall not include any information which is, or becomes, generally available publicly and was not, and is not, disclosed in breach of this Agreement by the Purchaser or its Affiliates. The Purchaser agrees and acknowledges that remedies at law for any breach of its obligations under this Section 7.2 are inadequate and that in addition thereto the Company (or an Affiliate thereof) shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

7.3. Publicity. None of the parties hereto shall, and each party shall cause their respective Representatives not to, disclose, make or issue, any statement or announcement concerning this Agreement or the transactions contemplated hereby (including the terms, conditions, status or other facts with respect thereto) to any third parties (other than its Representatives who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby, and PR Firms) without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned), except as required by applicable Law or any securities exchange listing requirement. Notwithstanding the foregoing or anything else to the contrary contained herein, the parties acknowledge and agree that each of the parties may (and is hereby permitted) issue a press release disclosing the terms of this Agreement and the Warrant, and each of the parties hereby agrees to provide the other party with a reasonably opportunity to comment on any such press release and to consider in good faith any such comments, and each party further agrees, to the extent reasonably practicable, to confer with the other party regarding any other disclosure that may be required by applicable Law or any stock exchange listing requirement (except to the extent such disclosure is materially consistent with, and not materially more extensive than, the disclosure contained in the initial press release issued by such party).

ARTICLE VIII
INDEMNIFICATION

8.1. Survival. All representations and warranties of the Company and the Purchaser contained in this Agreement (including all schedules and exhibit hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing indefinitely. All covenants, obligations and agreements of the parties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing indefinitely and continue until fully performed in accordance with their terms.

8.2. Indemnification by the Company. Except as otherwise limited by this ARTICLE VIII, the Company shall indemnify, defend and hold harmless the Purchaser, and its respective Affiliates, any assignee or successor thereof, and each officer, director, manager, employee, agent and Representative of each of the foregoing (collectively, “Purchaser Indemnified Parties”, each of whom is an express third party beneficiary of the applicable provisions of this Article VIII) from and against, and pay or reimburse the Purchaser Indemnified Parties for, any and all losses, Actions, Orders, Liabilities, damages, diminution in value, taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) suffered or incurred by, or imposed upon, any Purchaser Indemnified Party arising in whole or in part out of or resulting directly or indirectly from:

(a) any breach of any representation, covenant, obligation or warranty of the Company in this Agreement; and

(b) enforcing the Purchaser Indemnified Parties’ indemnification rights provided for hereunder.

8.3. Indemnification by the Purchaser. Except as otherwise limited by this ARTICLE VIII, the Purchaser shall indemnify, defend and hold harmless the Company, its respective Affiliates and each officer, manager, employee, agent and Representative of each of the foregoing (collectively, the “Company Indemnified Parties”, each of whom is an express third party beneficiary of the applicable provisions of this Article VIII) from and against, and pay or reimburse the Company Indemnified Parties for, any and all Losses, suffered or incurred by, or imposed upon, any the Company Indemnified Party arising in whole or in part out of or resulting directly or indirectly from:

(a) any breach of any representation, covenant, obligation or warranty of the Purchaser in this Agreement; and

(b) enforcing the Company Indemnified Parties’ indemnification rights provided for hereunder.

8.4. Indemnification Procedures.

(a) For the purposes of this Agreement, (i) the term “Indemnitee” shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 8.2 or 8.3, as the case may be, and (ii) the term “Indemnitor” shall refer to the Person or Persons having the obligation to indemnify pursuant to such provisions.

(b) In the case of any claim for indemnification under this Agreement arising from a claim of a Third Party (including any Governmental Authority), an Indemnitee must give prompt written notice and, subject to the following sentence, in no case later than thirty (30) days after the Indemnitee’s receipt of notice of such claim, to the Purchaser or the Company of any claim of which such Indemnitee has knowledge and as to which it may request indemnification hereunder. The failure to give such notice will not, however, relieve an Indemnitor of its indemnification obligations except to the extent that the Indemnitor is actually harmed thereby. The Indemnitor will have the right to defend and to direct the defense against any such claim in its name and at its expense, and with counsel selected by the Indemnitor unless (i) there is a conflict of interest between the Indemnitee and the Indemnitor in the conduct of such defense, (ii) the applicable Third Party alleges claims of fraud, willful misconduct or intentional misrepresentation, or (iii) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee. If the Indemnitor elects, and is entitled, to compromise or defend such claim, it will within fifteen (15) days (or sooner, if the nature of the claim so requires) notify the Indemnitee of its intent to do so, and the Indemnitee will, at the request and expense of the Indemnitor, cooperate in the defense of such claim. If the Indemnitor elects not to, or is not entitled under this Section 8.4(b) to, compromise or defend such claim, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such claim which has been or will be settled by the Indemnitee without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Indemnitor’s right to direct the defense will include the right to compromise or enter into an agreement settling any claim by a Third Party; provided that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee (other than the delivery of a release for such claim and customary confidentiality obligations) or that includes any admission as to fault, culpability or failure to act on the part of the Indemnitee, except with the prior written consent of the Indemnitee (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnitor’s right to compromise or settle in accordance with the immediately preceding sentence, the Indemnitor may not settle or compromise any claim over the objection of the Indemnitee; provided, however, that consent by the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Indemnitee will have the right to participate in the defense of any claim with counsel selected by it subject to the Indemnitor’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the Indemnitee; provided, however, that, in the case of any claim which seeks injunctive or other equitable relief against the Indemnitee, the fees and disbursements of such counsel will be at the expense of the Indemnitor.

(c) Any indemnification claim that does not arise from a Third Party claim must be asserted by a written notice to the Purchaser or the Company. The recipient of such notice will have a period of thirty (30) days after receipt of such notice within which to respond thereto. If the recipient does not respond within such thirty (30) days, the recipient will be deemed to have accepted responsibility for the Losses set forth in such notice and will have no further right to contest the validity of such notice. If the recipient responds within such thirty (30) days after the receipt of the notice and rejects such claim in whole or in part, the party delivering will be free to pursue such remedies as may be available to it under this Agreement or applicable Law.

8.5. General Indemnification Provisions.

(a) The amount of any Losses suffered or incurred by any Indemnitee shall be reduced by the amount of any insurance proceeds or other cash receipts paid to the Indemnitee or any Affiliate thereof as a reimbursement with respect to such Losses, net of the cost of recovery, the payment of any deductible, and any increase in premiums (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), including any indemnification received by the Indemnitee or such Affiliate from an unrelated party with respect to such Losses, net of the costs of collection and any related anticipated future increases in insurance premiums resulting from such Loss or insurance payment.

(b) Notwithstanding anything in this Agreement to the contrary, for purposes of application of the indemnification provisions of this ARTICLE VIII, the amount of any Loss arising from the breach of any representation, warranty, covenant, obligation or agreement contained in this Agreement shall be the entire amount of any Loss actually incurred by the respective Indemnitee as a result of such breach and not just that portion of the Loss that exceeds the relevant level of materiality, if any.

(c) Any indemnification obligation of an Indemnitor under this ARTICLE VIII will be paid in cash within three (3) Business Days after the determination of such obligation in accordance with Section 8.2.

ARTICLE IX
GENERAL PROVISIONS

9.1. Expenses, Taxes, Etc. Except as otherwise expressly provided in this Agreement, each party will pay all fees and expenses incurred by it in connection with the negotiation, execution, delivery of, and the performance under, this Agreement and the consummation of the transactions contemplated hereby.

9.2. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email (with affirmative confirmation of receipt, and provided, that the party providing notice shall within two (2) Business Days provide notice by another method under this Section 9.2) or (iii) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to the Company, to: The Elmet Group Co. 280 Fore Street, Suite 301 Portland, Maine 04101 Attn: [*] Email: [*]	with a copy (which will not constitute notice) to: Ellenoff Grossman Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Attn: [*] Email: [*]

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided. The address for such notices and communications to the Purchaser shall be as set forth on the signature pages attached hereto.

9.3. Interpretation. The headings and subheadings of this Agreement are for reference and convenience purposes only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement has the meaning assigned to such term in accordance with GAAP; (iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or”; (viii) reference to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (ix) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (x) except as otherwise indicated, all references in this Agreement to the words “Section,” “Schedule” and “Exhibit” are intended to refer to Sections, Schedules and exhibits to this Agreement. All references to “dollars” or “$” shall refer to, and all payments hereunder shall be made in, the lawful money of the United States. References to a Person are also to its successors and permitted assigns.

9.4. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.5. No Third-Party Beneficiaries. Except for the indemnification rights of the Company Indemnified Parties and Purchaser Indemnified Parties set forth herein, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

9.6. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (i) no Action or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the Action or right unless in a writing signed by the party against which such waiver or renunciation is charged; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; (iii) no extension of time granted by any party for the performance of any obligation or act by any other party will be deemed to be an extension of time for the performance of any other obligation or act hereunder; and (iv) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

9.7. Remedies. Except as specifically set forth in this Agreement, any party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other contract or agreement and all of the rights which such party may have under any applicable Law. Except as specifically set forth in this Agreement, any such party will be entitled to (a) enforce such rights specifically, without posting a bond or other security, (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable Law. The exercise of any remedy by a party will not preclude the exercise of any other remedy by such party.

9.8. Mutual Drafting. The parties acknowledge and agree that: (a) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party; (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any exhibits attached hereto) and the other Transaction Documents and have contributed to their revision; (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement; (d) neither the drafting history nor the negotiating history of this Agreement or the other Transaction Documents may be used or referred to in connection with the construction or interpretation thereof; and (e) the terms and provisions of this Agreement will be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

9.9. Governing Law. This Agreement, all acts and transactions pursuant hereto and the rights and obligations of the parties hereunder, and all disputes and proceedings arising hereunder or in connection herewith, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to its choice of law principles to the extent they would result in the application of the laws of any other jurisdiction).

9.10. Consent to Jurisdiction; Waivers. For purposes of any Action arising out of or in connection with this Agreement or any transaction contemplated hereby, each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County, State of New York, (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 9.2 shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 9.10, and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action.

9.11. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT ANY PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS.

9.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any other Transaction Documents or any signature page to this Agreement or any other Transaction Documents, shall have the same validity and enforceability as an originally signed copy.

9.13. Entire Agreement. This Agreement (including the exhibits and Schedules hereto, which are hereby incorporated herein by reference and deemed part of this Agreement), together with the other Transaction Documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

THE ELMET GROUP CO.

By:	/s/ Peter V. Anania
	Name:	Peter V. Anania
	Title:	Chief Executive Officer and Chairman

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Purchasers signature page follows]

[PURCHASER SIGNATURE PAGES TO ELMT WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Blue Moon Metals Inc.

Signature of Authorized Signatory of Purchaser: /s/ Christian Kargl-Simard

Name of Authorized Signatory: Christian Kargl-Simard

Title of Authorized Signatory: Chief Executive Officer and Director

Email Address of Authorized Signatory: [*]

Address for Notice to Purchaser:

220 Bay Street, Suite 550, Toronto, Ontario, M5J 2W4 Canada

with copies to (which shall not constitute notice):

Bennett Jones LLP

3400 First Canadian Place

100 King Street West

Toronto, Ontario M5X 1A4

Attention: [*]

Email: [*]

Katten Muchin Rosenman LLP

525 W Monroe St

Chicago, IL 60661

Attention: [*]

Email: [*]

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Warrant Shares: 1,166,970